Exhibit (p)(5)

PERITUS ASSET MANAGEMENT, LLC

COMPLIANCE MANUAL

CODE OF ETHICS

General

The Code of Ethics is predicated on the principle that Peritus owes a fiduciary duty to its Clients.1 Accordingly, Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of Clients. At all times, Peritus will be mindful to:

•	Place client interests ahead of Peritus’ – As a fiduciary, Peritus will serve in its Clients’ best interests. In other words, Employees may not benefit at the expense of Clients.
•	Engage in personal investing that is in full compliance with Peritus’ Code of Ethics – Employees must review and abide by Peritus’ Personal Securities Transaction and Insider Trading Policies.
•	Avoid taking advantage of your position – Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with Peritus, or on behalf of an advisory client, unless in compliance with the Gift Policy below.
•	Maintain full compliance with the Federal Securities Laws – Employees must abide by the standards set forth in Rule 204A-1.

Any questions with respect to Peritus’ Code of Ethics should be directed to Mr. Dave Desmond, CCO, and/or Mr. Ron Heller, CEO. As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics to the CCO. All reported Code of Ethics violations will be treated as being made on an anonymous basis.

Guiding Principles & Standards of Conduct

All Employees will act with competence, dignity and integrity, in an ethical manner, when dealing with Clients, the public, prospects, third-party service providers and fellow Employees. The following set of principles frame the professional and ethical conduct that Peritus expects from its Employees:

•	Act with integrity, competence, diligence, respect, and in an ethical manner with the public, Clients, prospective clients and Employees;
•	Place the integrity of the investment profession, the interests of Clients, and the interests of Peritus above one’s own personal interests;
•	Adhere to the fundamental standard that you should not take inappropriate advantage of your position;
•	Avoid any actual or potential material conflict of interest;
•	Conduct all personal securities transactions in a manner consistent with this policy;
•	Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;
•	Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;
•	Promote the integrity of, and uphold the rules governing, capital markets;

[1]	S.E.C. v. Capital Gains Research, Inc., 375 U.S. at 191-192 (1963).

PERITUS ASSET MANAGEMENT, LLC

COMPLIANCE MANUAL

•	Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals.
•	Comply with applicable provisions of the Federal Securities Laws.

PERITUS has zero tolerance for retaliatory actions and therefore may subject offenders to more severe action than set forth IN THIS CODE OF ETHICS. In order to minimize the potential for such behavior, all reports of Code of Ethics violations will be treated as being made on an anonymous basis.

1.	Personal Security Transaction Policy

Employees may not purchase or sell any Security in which the Employee has a Beneficial Interest unless the transaction occurs in an exempted Security or the Employee has complied with the Personal Security Transaction Policy set forth below.

Pre-Clearance Procedures

Employees must have written clearance for ALL transactions (buys or sells) in Securities before completing the transactions. Peritus reserves the right to disapprove any proposed transaction that may have the appearance of improper conduct, and may fail to pre-clear a proposed Employee transaction for a number of reasons, including, but not limited to: conflicting sides of a transaction with Clients; violation of a confidentiality agreement; and the proposed transaction is before an intended Client trade program.

Employees shall complete Peritus’ Personal Trading Pre-Clearance Form (See Attachment A) when requesting a trade in most Securities, or the Private Placement and IPO Request and Reporting Form (See Attachment B) when requesting a trade in a Private Placement or IPO. All pre-clearance requests must be submitted to the CEO. If the CEO is not available, then the request can be submitted to the COO. If neither person is available for approval, then the employee must wait and the trade will not be executed until the proper approval can be obtained. In the event it is the CEO seeking pre-clearance, he shall request approval from Mr. David Flaherty, Portfolio Manager and cc the request to the COO. In the event it is the Portfolio Manager seeking pre-clearance, he shall request approval from the CEO and will cc the COO. Unless otherwise noted, no pre-clearance is required for transactions taking place in the Exempted Securities noted below. Once the Personal Trading Pre-Clearance Form is filled out, the requesting party is to execute the request, scan, then email the form to the CEO while cc’ing the COO, Dave Flaherty, and Charlotte Dodge. Approval will be provided by email from the CEO, CCO or Dave Flaherty per the instructions and flow noted above. The email time stamp will be utilized as the approved or denied time of the trade request. Charlotte Dodge will properly file the form on the server and in hard copy.

More specifically, regarding Peritus employees trading shares in HYLD:

•	When there are ANY creations and redemptions placed with Peritus, employees are restricted from trading shares in HYLD, and/or securities held in the Fund, for a period of two calendar days from the last date where a creations or redemptions took place. Although ETF’s typically trade close to their NAV, large flows into or from an ETF can create pricing situations that can put the manager in an advantageous position that “could” affect the unit price of a share of the fund. This two day blackout trading period will alleviate this situation.

PERITUS ASSET MANAGEMENT, LLC

COMPLIANCE MANUAL

•	The filling of any SMA accounts still applies regardless of the blackout period. All client orders must be filled prior to the filling of any employee orders.

•	Regarding employee trading in any securities in the fund itself or securities that are on the fund watch list:

o	Employee trading in names in the fund are allowed, but only after trades are filled for SMA accounts and the Fund itself. To be clear, if the Fund has positions that have not been filled, the employee order CANNOT be filled. If the Fund receives Creates or Redemptions on any particular day, the employees order cannot be filled if the trading desk has targeted the securities in question for buying into the fund or selling from the fund. Only after all Fund requirements have been filled can an employee order be filled, buying or selling.

o	UNDER NO CIRCUMSTANCES CAN AN EMPLOYEE PURCHASE SECURITIES THAT ARE ON THE FUNDS WATCH LIST.

o	UNDER NO CIRCUMSTANCES ARE THERE TO BE PRINCIPLE TRANSACTIONS FOR THE FUND.

Reportable Securities

Peritus requires Employees to provide periodic reports (See the Reporting section) regarding transactions and holdings in any Security, except that Employees are not required to report the following Exempted Securities:

•	Direct obligations of the Government of the United States;
•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;
•	Shares issued by money market funds;
•	Shares issued by open-end funds other than Reportable Funds; and
•	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

Please note such exemption does not apply to shares of open-end mutual Funds that are advised by peritus (or an affiliate) or are otherwise affiliated with peritus (or an affiliate). Employees must pre-clear and report any personal transaction in a Reportable Fund.

Reporting

The Company must collect three (3) reports from Employees that include transaction and holding information regarding the personal trading activities of the Employees. The reports, as described in further detail below, are: 1. Quarterly Transaction Reports; 2. Initial Holdings Reports; and 3. Annual Holdings Reports.

PERITUS ASSET MANAGEMENT, LLC

COMPLIANCE MANUAL

These reports will enable Peritus to maintain compliance with Rule 204A-1 under the Advisers Act, as well as assist Peritus to determine with reasonable assurance any indications of Scalping, Front-Running or the appearance of a conflict of interest with Client trades.

Quarterly Transaction Reports

Employees shall be required to report all Securities transactions that they have made in Securities Accounts during the quarter, as well as any new Securities Accounts that they have opened during the quarter.

Initial and Annual Holdings Reports

New Employees are strongly encouraged to custody their personal trading accounts, if any, at Charles Schwab and are required to report to Peritus all of their Securities and Securities Accounts not later than 10 days after an individual becomes an Employee. (See Attachment C).

access persons must report their beneficial interest in any securities accounts, regardless of the types of securities that are held in the securities account. the cco must be made aware of all securities accounts owned by access persons.

Duplicate Copies

In order for Peritus to verify the accuracy of information submitted, Employees must arrange for their brokers/custodians to furnish Peritus with duplicate account statements and/or brokerage confirmations. A Sample Brokerage Letter is included as Attachment D.

Exceptions from Reporting Requirements

There are limited exceptions from certain of the three (3) reporting requirements noted above. Specifically, an Employee is not required to submit:

1)	The Quarterly Reporting Form (Securities) for any transactions effected pursuant to an automatic investment plan.

2)	Any of the three (3) reports (i.e., Quarterly Reporting Form, Initial Reporting Forms and Annual Reporting Forms) with respect to Securities held in Securities Accounts over which the Employee had no direct or indirect influence or control. Note however, that the CCO may request that an Employee provide documentation to substantiate that the Employee had no direct or indirect influence or control over the Securities Account (e.g., investment advisory agreement, etc.).

The CCO will determine on a case-by-case basis whether an account qualifies for either of the aforementioned exceptions.

PERITUS ASSET MANAGEMENT, LLC

COMPLIANCE MANUAL

Trading and Review

Peritus’ Personal Security Transaction Policy is designed to not only ensure its technical compliance with Rule 204A-1, but also to mitigate any potential material conflicts of interest associated with Employees’ personal trading activities. Accordingly, Peritus will closely monitor Employees’ investment patterns to detect the following abuses:

•	Frequent and/or short-term trades;
•	Trading opposite of Client trades; and
•	Front-Running Client accounts, which is a practice generally understood to be Employees personally trading ahead of Clients.

Employees are strictly prohibited from engaging in short-term trades (60 days) of mutual fund shares, as to avoid even the appearance of market timing activities.

The CEO will monitor the CCO’s personal securities transactions for compliance with the Personal Security Transaction Policy.

If Peritus discovers that an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the CEO and CCO to review the facts surrounding the transactions.

Reporting Violations and Remedial Actions

Peritus takes the potential for conflicts of interest caused by personal investing very seriously. As such, Peritus requires its Employees to promptly report any violations of the Code of Ethics to the CCO. Peritus’ Senior Management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics.

If any violation of Peritus’ Personal Security Transaction Policy is determined to have occurred, the CCO may impose sanctions and take such other actions, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits or gifts, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits or gifts forfeited shall be paid to the applicable Client(s), if any, or given to a charity, as the CEO and/or CCO shall determine is appropriate.

No Employee shall participate in a determination of whether he or she has committed a violation of the Code of Ethics or in the imposition of any sanction against himself or herself.

2.	Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of Material Non-public Information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, Peritus has instituted procedures to prevent the misuse of Material Nonpublic Information.

PERITUS ASSET MANAGEMENT, LLC

COMPLIANCE MANUAL

In the past, securities laws have been interpreted to prohibit the following activities:

•	Trading by an insider while in possession of Material Non-Public Information; or
•	Trading by a non-insider while in possession of Material Non-Public Information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or
•	Communicating Material Non-Public Information to others in breach of a fiduciary duty.

Whom Does the Policy Cover?

This policy covers all of Peritus’ Employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is a 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material. Advance knowledge of the following types of information is generally regarded as material:

•	Dividend or earnings announcements
•	Write-downs or write-offs of assets
•	Additions to reserves for bad debts or contingent liabilities
•	Expansion or curtailment of company or major division operations
•	Merger, joint venture announcements
•	New product/service announcements
•	Discovery or research developments
•	Criminal, civil and government investigations and indictments
•	Pending labor disputes
•	Debt service or liquidity problems
•	Bankruptcy or insolvency problems
•	Tender offers, stock repurchase plans, etc.
•	Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of Material Non-Public Information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company’s business. For example, information about the contents of an upcoming newspaper column may affect the price of a Security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning Inside Trading to arise, information must not only be material, but also non-public.

PERITUS ASSET MANAGEMENT, LLC

COMPLIANCE MANUAL

Once non-public information has been effectively distributed to the investing public, it can no longer be classified as Material Non-Public Information. However, the distribution of Material Non-Public Information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving Material Non-Public Information. Whether the “tip” made to the Employee makes him/her a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The “benefit” is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information.

Selective Disclosure

Employees must never disclose proposed/pending trades to any client or other individual/entity outside of Peritus. Additionally, Peritus must be careful when disclosing the composition of Clients’ portfolios without obtaining consent from the CEO. Federal Securities Laws may specifically prohibit the dissemination of such information and doing so may be construed as a violation of Peritus’ fiduciary duty to Clients.  Selectively disclosing the portfolio holdings of a Client’s portfolio may also be viewed as Peritus engaging in a practice of favoritism. Including information regarding Clients’ portfolio holdings in marketing materials is subject to the CEO and/or CCO’s approval in accordance with Peritus’ marketing policy and procedures. All inquiries that are received by Employees to disclose portfolio holdings must be immediately reported to the CCO and CEO. In determining whether or not to approve the dissemination of holdings information, the CCO will consider, among other things, how current the holdings information is.

Relationships with Clients/Investors

Given Peritus’ standing in the investment community, it may retain executives of public companies and other well connected individuals as Clients/Investors. While Peritus may occasionally converse with these individuals as part of the normal course of its research/due diligence process, Portfolio Managers and Analysts must be aware that the relationship could incentivize those individuals to divulge additional information (including Material Non-Public Information) to Peritus due to the potential for personal gain. Accordingly, Peritus will be cognizant of this potential conflict and take extra precautions when discussing investment matters with Clients/Investors who are employed by companies that are current or prospective investments of Peritus.

Penalties for Trading on Material Non-Public Information

Severe penalties exist for firms and individuals that engage in the act of Insider Trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of Insider Trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

PERITUS ASSET MANAGEMENT, LLC

COMPLIANCE MANUAL

Procedures to follow when an Employee Believes that They Possess Material Non-Public Information

If an Employee has questions as to whether they are in possession of Material Non-Public Information, they must inform the CCO and CEO as soon as possible. From this point, the Employee, CCO and CEO will conduct research to determine if the information is likely to be considered important to Investors in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in Insider Trading, Employees:

•	Shall not trade the securities of any company in which they are deemed insiders who may possess Material Non-Public Information about the company.
•	Shall not engage in securities transactions of any company, except in accordance with Peritus’ Personal Security Transaction Policy and the Federal Securities Laws.
•	Shall submit various reports in accordance with the Personal Security Transaction Policy.
•	Shall not discuss any potentially Material Non-Public Information with colleagues, except as specifically required by their position.
•	Shall immediately report the potential receipt of Material Non-Public Information to the CCO and CEO.
•	Shall not proceed with any research, trading, etc. until the CCO and CEO inform the Employee of the appropriate course of action.

Serving as Officers, Trustees and/or Directors of Outside Organizations

Employees may, under certain circumstances, be granted permission to serve as directors, trustees, members, or officers of outside organizations by completing Attachment E. These organizations can include public or private corporations, partnerships, committees, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, Peritus may determine that it is in its Clients’ best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization. For example, a company held in Clients’ portfolios may be undergoing a reorganization that may affect the value of the company’s outstanding securities and the future direction of the company. Service with organizations outside of Peritus can, however, raise serious regulatory issues and concerns including conflicts of interest and access to Material Non-Public Information.

As an outside board member or officer, an Employee may come into possession of Material Non-Public Information about the outside company, or other public companies. It is critical that a proper information barrier be in place between Peritus and the outside organization, and that the Employee does not communicate such information to other Employees in violation of the information barrier.

Similarly, Peritus may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in the decision to retain or hire the outside organization.

Employees are prohibited from engaging in outside activities without the prior written approval of the CCO. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

PERITUS ASSET MANAGEMENT, LLC

COMPLIANCE MANUAL

Diversion of Firm Business or Investment Opportunity

No Employee may acquire, or receive personal gain or profit from, any business opportunity that comes to his or her attention as a result of his or her association with Peritus and in which he or she knows Peritus might be expected to participate or have an interest, without disclosing in writing all necessary facts to the CCO, offering the particular opportunity to Peritus, and obtaining written authorization to participate from the CCO.

Any personal or family interest of an Employee in any Peritus business activity or transaction must be immediately disclosed to the CCO. For example, if an Employee becomes aware that a transaction being considered or undertaken by Peritus may benefit, either directly or indirectly, an Employee or a family member thereof, the Employee must immediately disclose this possibility to the CCO.

Employees may use Attachment F to inform the CCO of any of the issues noted in this discussion.

Loans

No Employee may borrow from or become indebted to, any person, business or company having business dealings or a relationship with Peritus, except with respect to customary personal loans (e.g., home mortgage loans, automobile loans, lines of credit, etc.), unless the arrangement is disclosed in writing and receives prior approval from the CCO. No Employee may use Peritus’ name, position in a particular market or goodwill to receive any benefit on loan transactions without the prior express written consent of the CCO.

Dealings with Government and Industry Regulators

Peritus forbids payments of any kind by it, its Employees or any agent or other intermediary to any government official, self-regulatory official, corporation or other similar person or entity, within the United States or abroad, for the purpose of obtaining or retaining business, or for the purpose of influencing favorable consideration of any application for a business activity or other matter. This policy covers all types of payments, even to minor government officials and industry regulators, regardless of whether the payment would be considered legal under the circumstances. This policy encourages Employees to avoid even the appearance of impropriety in their dealings with industry and government regulators and officials.

It is expected and required that all Employees fulfill their personal obligations to governmental and regulatory bodies. Those obligations include the filing of appropriate federal, state and local tax returns, as well as the filing of any applicable forms or reports required by regulatory bodies.

All Employees are required to cooperate fully with management in connection with any internal or independent investigation and any claims, actions, arbitrations, litigations, investigations or inquiries brought by or against Peritus. Employees are expected, if requested, to provide Peritus with reasonable assistance, including, but not limited to, meeting or consulting with Peritus and its representatives, reviewing documents, analyzing facts and appearing or testifying as witnesses or interviewees or otherwise.

PERITUS ASSET MANAGEMENT, LLC

COMPLIANCE MANUAL

Political Contributions and Public Office

The following outlines Peritus’ policies with respect to political contributions and public office:

•	Contributions by Peritus and/or Employees to politically connected individuals/entities who may have the ability, in some way, to influence Clients to the Company are strictly prohibited;
•	Neither Peritus nor Employees are permitted to make any soft dollar contributions; and
•	Neither Peritus nor Employees can hold a public office if it in any way conflicts with Peritus’ business.

Improper Use of Peritus Property

No Employee may utilize property of Peritus or utilize the services of Peritus or Employees, for his or her personal benefit or the benefit of another person or entity, without approval of the CCO and CEO. For this purpose, “property” means both tangible and intangible property, including Peritus and Employee funds, premises, equipment, supplies, information, business plans, business opportunities, confidential research, intellectual property or proprietary processes, and ideas for new research or services.

Protection of Peritus’ Name

Employees should at all times be aware that Peritus’ name, reputation and credibility are valuable assets and must be safeguarded from any potential misuse. Care should be exercised to avoid the unauthorized use of Peritus’ name in any manner that could be misinterpreted to indicate a relationship between Peritus and any other entity or activity.

Employee Involvement in Litigation or Proceedings

Employees must advise the CCO immediately if they become involved in or threatened with litigation or an administrative investigation or proceeding of any kind, are subject to any judgment, order or arrest, or are contacted by any regulatory authority.

Gifts and Entertainment

Employees’ Receipt of Business Meals, Tickets to Sporting Events and Other Entertainment - Employees may attend business meals, sporting events and other entertainment events at the expense of a giver, provided that the expense is reasonable, not lavish or extravagant in nature. The Employee must be accompanied to the event by the giver, or the employee must accompany a client or prospect to the event in order for the event NOT to be considered a gift. If the estimated cost of the meal, event, etc. is greater than $500, the Employee must report his/her attendance at the event to the CCO on Attachment G. If the event is highly publicized such that the tickets may be selling in excess of their face value, the Employee must consider the mark-up for the reporting requirements.

Employees’ Receipt of Gifts - Employees must report their intent to accept gifts over $100 (either one single gift, or in aggregate on an annual basis) to the CCO by completing Attachment G. Gifts can be meals, sporting events and other entertainment events where the giver is not in attendance with the receiving party. Reasonable gifts received on behalf of the Company shall not require reporting. Examples of reasonable gifts include holiday gift baskets and lunches brought to Peritus’ offices by service providers.

PERITUS ASSET MANAGEMENT, LLC

COMPLIANCE MANUAL

Peritus’ Gift Giving Policy – Peritus and its Employees are prohibited from giving gifts that may be deemed as excessive, and must obtain approval to give all gifts in excess of $100 (either one single gift, or in aggregate on an annual basis) to any Client, prospective client or any individual or entity that Peritus is seeking to do business with, e.g. if an employee gives a $25 Starbucks card to a Financial Advisor, that gift must be reported and that FA may not receive additional gifts in excess now of $75 for that calendar year.

The CCO may track all reportable entertainment and gifts via Attachment H.

Travel Expenses

Employees may charge to Peritus normal and reasonable travel and travel-related expenses incurred for Peritus business purposes. Such expenses may include meals and incidentals, travel costs (air, train, etc.), lodging expenses, business phone calls and other miscellaneous travel-related expenses. When incurring such expenses, Employees must use reasonable judgment and generally be aware of escalating travel costs. While Peritus has not prescribed limits on such expenses, Peritus may reiterate its policy with Employees as necessary.

Disclosure

Peritus shall describe its Code of Ethics in Part II of Form ADV and, upon request, furnish Clients with a copy of the Code of Ethics. All client requests for Peritus’ Code of Ethics shall be directed to the CCO.

Recordkeeping

Peritus shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of regulatory authorities or Peritus’ management.

•	A copy of this Code of Ethics and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;
•	A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;
•	A record of all written acknowledgements (annual certifications) as required by the Manual for each person who is currently, or with the past five years was, an Employee of Peritus.
•	A copy of each report made pursuant to this Code of Ethics by an Employee, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;
•	A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;
•	The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any Private Offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

PERITUS ASSET MANAGEMENT, LLC

COMPLIANCE MANUAL

Responsibility

The CCO will be responsible for administering the Code of Ethics. All questions regarding the policy should be directed to the CCO. All Employees must acknowledge their receipt and understanding of the Code of Ethics upon commencement of their employment.

PERITUS ASSET MANAGEMENT, LLC

COMPLIANCE MANUAL

Attachment A

Personal Trading Pre-Clearance Form

[INSERT PERITUS’ PRE-CLEARANCE FORM]

PERITUS ASSET MANAGEMENT, LLC

COMPLIANCE MANUAL

Attachment B

Private Placement & IPO Request and Reporting Form

[INSERT PERITUS’ PRIVATE PLACEMENT/IPO FORM]

PERITUS ASSET MANAGEMENT, LLC

COMPLIANCE MANUAL

Attachment C

Annual Holdings Report

[Insert Peritus’ Annual Holdings Report]

PERITUS ASSET MANAGEMENT, LLC

COMPLIANCE MANUAL

Attachment D

Sample Brokerage Letter

<DATE>

<NAME OF CUSTODIAN>

<ADDRESS>

<CITY, STATE ZIP>

Re:	Account No.

Account Name

Dear <NAME>,

As of <DATE>, please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please mail the confirmations and account statements to:

Peritus I Asset Management, LLC

Attn: Mr. Dave Desmond, Chief Compliance Officer

1216 State Street, 4th Floor

Santa Barbara, CA 93101

If you have any questions or concerns, please feel free to give me a call at (805) 882-1100, ext. 612. Thank you for your immediate attention to this matter.

Sincerely,

<Name>

cc:	<Name>

PERITUS ASSET MANAGEMENT, LLC

COMPLIANCE MANUAL

Attachment E

Request for Approval of Outside Activity Form

The undersigned hereby requests approval for participation in the following outside activity:

Name and address of company or organization: _______________________________________________________

Nature of organization’s primary business or purpose: _________________________________________________

Is this a public company? (YES/NO) If YES, stock symbol: ______________________________________________

Complete description of anticipated role with organization: ______________________________________________

Describe any compensation you will receive: ________________________________________________________

If this request for approval is granted:

➢	I agree to notify the Chief Compliance Officer of any change in the above information.

➢	I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

➢	I am aware of no other Employees who are officers or directors of the organization noted above.

➢	I agree to adhere to the Inside Trading policies of both Peritus and the organization, and not to communicate any Material Non-Public Information in my possession regarding the organization to Peritus’ investment advisory or research staff.

➢	I will avoid participation in discussions regarding service, investment management, or other arrangements with Peritus and will recuse myself from voting on any such matters.

Employee: ________________________________________________________________________________

Signature of Employee : ______________________________________ Date: __________________________

Approved By:______________________________________________  Date:___________________________

Chief Compliance Officer

PERITUS I ASSET

MANAGEMENT, LLC

COMPLIANCE MANUAL

Attachment F

Miscellaneous Reporting under the Code of Ethics

Employees may utilize this attachment to report any disclosures/seek any approvals as specified by various provisions of the Code of Ethics.

Print Name:

Signature:

Date:

Reviewed by: _____________________________________________________________________________

Date of Review: ___________________________________________________________________________

Follow-up Required:            ________No          ________Yes

If Yes, Describe: __________________________________________________________________________

PERITUS I ASSET

MANAGEMENT, LLC

COMPLIANCE MANUAL

Attachment G

Gift and Entertainment Report

Employee(s) Receiving/Giving the Gift/Entertainment:

Describe the Gift/Entertainment:

Approximate Total Dollar Amount of Gift/Entertainment: $_______________________________________________

Receiver/Giver of the Gift/Entertainment:

Is the Receiver of the Gift/Entertainment an Individual or Entity that is associated with a Taft-Hartley Fund?

Yes _________       No __________

Has Employee Received/Given Additional Gifts/Entertainment from Receiver/Giver within the Past 12 Months? If yes, list the Gifts/Entertainment received/given and the approximate value of the Gifts/Entertainment:

Relationship of Receiver/Giver to Peritus and/or Employee(s):

Reason (if known) the Gift/Entertainment will be given by/given to Peritus and/or Employee(s):

Signature: ____________________________________________________	Date: ____________________

Compliance Use Only

_____ Approved                _____ Not Approved            CCO _____________________________________________

Reasons Supporting Decision to Approve/Not Approve:

PERITUS I ASSET

MANAGEMENT, LLC

COMPLIANCE MANUAL

Attachment H

Employee Gift/Entertainment Log

Date	Employee Giving/Receiving Gift/Entertainment	Description of Gift/Entertainment	Approximate Dollar Amount of Gift/Entertainment	Receiver/Giver of Gift/Entertainment	Relationship of Receiver/Giver to Peritus and/or Employee	Reason Gift/Entertainment was given by/given to Peritus and/or Employee	Compliance Approval (Yes/No)
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO
YES NO

Page 20